Exhibit 10.24

CORNELL COMPANIES, INC.

DIRECTOR STOCK OPTION AWARD

PURSUANT TO THE 2006 INCENTIVE PLAN

This Director Stock Option Award (“Award”) is dated effective as of                     , 20    .  Subject to the terms and conditions of this Award, Cornell Companies, Inc. (the “Company”) grants to                              (the “Participant”) the Options (as defined below) described in this Award.

Preliminary Statement

Pursuant to the Company’s 2006 Incentive Plan, a copy of which is annexed hereto as Exhibit A (the “Plan”), nonqualified stock options (the “Options”) to purchase the number of shares (“Shares”) of the Company’s Common Stock, par value $.001 per share (the “Common Stock”) have been authorized and may be granted to the Participant, as a Director (as defined in the Plan).  This Award sets forth the terms of the Options.

Award Provisions

1.             Provisions of Plan Control.  This Award is subject to all the terms, conditions and provisions of the Plan, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  The annexed copy of the Plan is incorporated herein by reference.  If and to the extent that this Award conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Award shall be deemed to be modified accordingly.

2.             Grant of Option.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted Options to purchase from the Company                          Shares at a price per Share of $                    .

3.             Vesting.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Options shall become exercisable in installments as provided below, which shall be cumulative.  To the extent that the Options have become exercisable with respect to a number of shares as provided below, the Options may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Options as provided herein.  The following table indicates each date (the “Vesting Date”) upon which the Participant shall be entitled to exercise the Options with respect to the number of Shares indicated beside that date:

Vesting Date	Number of Shares

January , 20	1,250
April 1, 20	1,250
July 1, 20	1,250
October 1, 20	1,250

4.             Restrictions of Exercise.  The Options may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws as they are in effect on the date of exercise.

5.             Manner of Exercise.

(a)           The Options shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit B, or in such other form as may be approved by the Company, which shall set forth the Participant’s election to exercise Options, the number of shares being purchased, and such other representations and Awards as to the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. Such notice shall be accompanied by full payment of the aggregate Purchase Price in cash or in other property acceptable to the Company, including previously-owned shares of Company common stock, as set forth in the Plan.

(b)           Prior to the issuance of any Shares upon exercise of Options, the Participant must pay or make adequate provision for any applicable federal or state withholding obligations of the Company.

(c)           Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of the Participant or the Participant’s legal representative.

6.             Termination.  Unless terminated as provided below or otherwise pursuant to the Plan, the Options shall expire on the tenth anniversary of this Award.

7.             Restriction on Transfer of Options.

(a)           The Award and Options shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as determined by the Committee.

(b)           Except as otherwise provided by the Committee, this Award and the Options are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

8.             Effect of Termination of Employment.

(a)           Death, Disability, Etc.  Upon Termination of Employment, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment (and any Options not previously exercisable but made exercised by the Committee at or after the Termination of Employment) shall remain exercisable by the Participant to the extent not exercised for the following time periods, or, if earlier, the prior expiration of the Option in accordance with the terms of the Plan and grant:

(i)            In the event of the Participant’s death or Disability, such Options shall remain exercisable by the Participant (or by the Participant’s estate or by the person given authority to exercise such Options by the Participant’s will or by operation of law) for a period of one year from the date of the Participant’s death or Disability, provided that the Committee, in its sole discretion, may at any time extend such time period.

(ii)           In the event of the Participant’s Termination of Employment without Cause or a Termination of Employment due to Participant’s resignation from employment with the Company, such Options shall remain exercisable for ninety (90) days from the date of the Participant’s Termination of Employment, provided that the Committee, in its sole discretion, may at any time extend such time period.

Unless the Committee otherwise determines, there shall be no effect on the exercisability of Options held by a Participant if (i) the Participant’s employment, directorship or consultancy is transferred from the Company to a Subsidiary Corporation, from a Subsidiary Corporation to the Company or from one Subsidiary Corporation to another or (ii) the Participant is a Key Employee who becomes an Eligible Consultant or an Eligible Consultant who becomes a Key Employee.

(b)           Cause.  Upon the Termination of Employment of a Participant for Cause, or if the Company or a Subsidiary Corporation obtains or discovers information after Termination of Employment that such Participant had engaged in conduct that would have justified a Termination of Employment for Cause during the Participant’s employment, directorship or consultancy, all outstanding Options of such Participant shall, unless the Committee in its sole discretion determines otherwise, terminate and be null and void.

(c)           Cancellation of Options.  Except as otherwise provided in the Plan, no Options that were not exercisable during the period of employment shall thereafter become exercisable upon a Termination of Employment for any reason or no reason whatsoever, and such options shall terminate and become null and void upon a Termination of Employment, unless the Committee determines in its sole discretion that such Options shall be exercisable.

(d)           Definitions.  For purposes of this Award, the following terms will have the following meanings:

(i)            “Cause” means, with respect to a Participant’s Termination of Employment, (x) in the case where there is no employment or consulting agreement between the Company and the Participant, or where there is an employment or consulting agreement, but such agreement does not define cause (or words of like import), commission of a felony, a crime involving moral turpitude, embezzlement, misappropriation of property of the Company or a Subsidiary Corporation, any other act involving dishonesty or fraud with respect to the Company or a Subsidiary Corporation, a material breach of a directive which is not cured within a specified time after written notice of such breach, or repeated failure after written notice to follow the directives of an appropriate officer or the Board, or (y) in the case where there is an employment or consulting agreement between the Company or a Subsidiary and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such employment or consulting agreement.

(ii)           “Disability” means a permanent and total disability, rendering a Participant unable to perform the duties performed by the Participant for the Company or Subsidiary Corporation by reason of physical or mental disability for a period of more than an aggregate of one hundred eighty (180) days in any twelve (12) month period. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

(iii)          “Eligible Consultants” mean the consultants of the Company and Subsidiary Corporations who are eligible to participate in the Plan (including, but not limited, to employees of entities providing consulting services), as determined by the Committee in its sole discretion.

(iv)          “Key Employee” means any person who is an officer or other valuable employee of the Company or a Subsidiary Corporation, as determined by the Committee in its sole discretion. A Key Employee may, but need not, be an officer of the Company or a Subsidiary Corporation.

(v)           “Termination of Employment”  with respect to a Key Employee means that individual is no longer actively employed by the Company or a Subsidiary Corporation on a full-time basis, irrespective of whether or not such employee is receiving salary continuance pay, is continuing to participate in other employee benefit programs or is otherwise receiving severance type payments. In the event an entity shall cease to be a Subsidiary Corporation, there shall be deemed a Termination of Employment of any individual who is not otherwise an employee of the Company or another Subsidiary Corporation at the time the entity ceases to be a Subsidiary Corporation. A Termination of Employee shall not include a leave of absence approved for purposes of the Plan by the Committee. For purposes of this Plan, a full-time employee is a person who is scheduled to work at least thirty (30) hours per week. With respect to a Director, a Termination of Employment shall occur when the individual ceases to be a director of the Company or any Subsidiary Corporation. With respect to an Eligible Consultant, a Termination of Employment shall occur upon the termination of the consulting contract or the termination of the performance of consulting services, as determined by the Committee in its sole discretion.

9.             Rights as a Stockholder.  The Participant shall have no rights as a stockholder with respect to any Shares covered by the Options until the Participant shall have become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan.

10.           Compliance with Laws and Regulations.  The issuance and transfer of the Shares to be issued pursuant to the Options shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed at the time of such issuance or transfer.

11.           Notices.  Any notice of communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, when dispatched by telegram or one business day after having been dispatched by a nationally recognized courier service or three business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify in writing:

If to the Company, to:

Cornell Companies, Inc.

1700 West Loop South, Suite 1500

Houston, TX 77027

Attn: Corporate Secretary

If to the Participant, to the address reflected in the records of the Company, as same may be updated from time to time.

12.           No Obligation to Continue Employment.  This Award shall not be construed as giving the Participant the right to be retained in the employ of the Company or any Affiliate or service on the Board. Further, the Company or an Affiliate may at any time dismiss the Participant from employment or the Board may dismiss the Participant from service on the Board, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

13.           Tax Consequences.  Participant is hereby notified that he or she may incur tax liability as a result of Participant’s purchase or disposition of the Option Shares.  The Company may make or cause to be made certain withholdings in connection with transactions involving the Option Shares.  Participant is solely responsible for his or her taxes and for obtaining any tax advice.  Participant is encouraged to consult a tax advisor in connection with the purchase or disposition of the Option Shares, and Participant is may not rely on the Company for any tax advice.

EXHIBIT A

CORNELL COMPANIES, INC.

2006 INCENTIVE PLAN

Exhibit B

STOCK OPTION EXERCISE NOTICE

Cornell Companies, Inc.

1700 West Loop South, Suite 1500

Houston, Texas 77027

Attention:              Chief Administrative Officer

1.             Exercise of Option.  The undersigned (“Participant”) hereby elects to exercise Participant’s nonqualified stock option to purchase                                  shares of common stock (the “Option Shares”) of Cornell Companies, Inc. (the “Company”) under and pursuant to the Company’s 2006 Incentive Plan (the “Plan”) and the Award made to Participant by the Company dated                                   , 20     (the “Award”).  The terms and conditions of the Plan and the Award are hereby incorporated into and made a part of this Notice by this reference.

2.             Representations of Participant.  Participant hereby acknowledges, represents and warrants that Participant has received, read and understood the Plan and the Award and will abide by and be bound by their terms and conditions.  Participant represents that Participant is purchasing the Option Shares for Participant’s own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Option Shares.

3.             Compliance with Securities Laws.  Participant understands and acknowledges that the Option Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and notwithstanding any other provision of the Award to the contrary, the exercise of any rights to purchase any Option Shares are expressly conditioned upon compliance with the 1933 Act and all applicable state securities laws.  Participant agrees to cooperate with the Company to ensure compliance with such laws.

4.             Federal Restrictions on Transfer.  Participant understands that the Option Shares must be held indefinitely unless registered under the 1933 Act or unless an exemption from such registration is available and that the certificate(s) representing the Option Shares will bear a legend to that effect.  Participant has been advised that an exemption may not be available or may not permit Participant to transfer Option Shares in the amounts or at the times desired by Participant.

5.             Tax Consequences.  Participant understands that Participant may incur tax liability as a result of Participant’s purchase or disposition of the Option Shares.  Participant represents that Participant has consulted with a tax advisor in connection with the purchase or disposition of the Option Shares and that Participant is not relying on the Company for any tax advice.

6.             Delivery of Payment.  Participant herewith delivers to the Company the aggregate purchase price of the Option Shares that Participant has elected to purchase or has made provision for the payment of such aggregate purchase price in accordance with the Plan and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

SUBMITTED BY:

Participant:

Name:
Address:

Date: